Exhibit 21
LIST OF SUBSIDIARIES

	State/Country &
Legal Name	Date Inc./Organized	Owned by	Ownership %

CCBCC, Inc.	Delaware	Consolidated	100%
	12/20/1993

CCBCC Operations, LLC	Delaware	Consolidated	100%
	10/15/2003

CCBCC Vending, LLC	Delaware	Operations/TN Soft	100%
	09/25/2003

Chesapeake Treatment Company, LLC	North Carolina	Operations	100%
	06/5/1995

Coca-Cola Ventures, Inc.	Delaware	Consolidated	100%
	06/17/1993

Consolidated Beverage Co.	Delaware	Consolidated	100%
	01/8/1997

Consolidated Real Estate Group, LLC	North Carolina	Consolidated	100%
	01/04/2000

ByB Brands, Inc.	North Carolina	Consolidated	100%
	03/08/2006

Data Ventures, Inc.	North Carolina	Consolidated	100%
	09/25/2006

Heath Oil Co., Inc.	South Carolina	Operations	100%
	09/9/1986

TXN, Inc.	Delaware	Data Ventures	100%
	01/03/1990

Tennessee Soft Drink Production Company	Tennessee	Operations	100%
	12/22/1988

Piedmont Coca-Cola Bottling Partnership	Delaware	CC Ventures	77.326%
	07/02/1993

CCBC of Wilmington, Inc.	Delaware	Piedmont	100%
	06/17/1993

Swift Water Logistics, Inc.	North Carolina	Consolidated	100%
	04/24/2006

Data Ventures Europe BV	Netherlands	Data Ventures	100%
	01/23/2007

Red Classic Brokerage, Inc.	North Carolina	Operations	100%
	09/21/2007